SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 29, 2000

                           MIDWAY AIRLINES CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

        000-23447                                        36-3915637
   (Commission File Number)                    (IRS Employer Identification No.)
                           2801 Slater Road, Suite 200
                        Morrisville, North Carolina                      27560
                    (Address of principal executive offices)         (Zip Code)

                                 (919) 595-6000
              (Registrant's telephone number, including area code)
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         Item 5.  Other Events.

         On September 29, 2000, Midway Airlines Corporation (the "Company") announced the closing of the private sale of $197,572,000 aggregate principal amount of Enhanced Equipment Pass Through Certificates under Rule 144A of the Securities Act of 1933. The proceeds of the sale of the Certificates will be used to finance the Company's lease or purchase of eight (8) newly manufactured Boeing 737-700 aircraft. The aircraft are all scheduled for delivery prior to the end of August 2001. The Certificates have not been registered under the Securities Act and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption.

         The Company also announced its acceptance of the first of these eight Boeing 737-700 aircraft under its purchase agreement with The Boeing Company and the simultaneous closing of a leverage lease transaction for that aircraft.

         The Company issued a press release filed herewith as Exhibit 99.

         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
(c)      Exhibits
                  99 Press Release, dated September 29, 2000


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



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MIDWAY AIRLINES CORPORATION


                                        By:  /s/ Jonathan S. Waller
                                            --------------------------
Dated:   September 29, 2000                      Jonathan S. Waller
                                                 Senior Vice President


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